Exhibit 99.1

Greenland Energy Company Confirms Government-Approved Environmental Baseline Program Completed in Jameson Land

Completion of government-approved environmental surveys marks further progress toward exploration drilling.

Nuuk, Greenland September 28, 2026 - Greenland Energy Company (Nasdaq: GLND) (“Greenland Energy” or the “Company”) today confirmed the successful completion of its 2026 environmental baseline field program at the Jameson Land Project in East Greenland, marking another important step in the permitting process toward exploration drilling.

On August 19, 2026, Greenland’s Ministry of Business and Mineral Resources issued field activity approvals to White Flame Energy A/S, the license holder, for activities under OEEL 2015/13 and OEEL 2015/14 through September 30, 2026. The approved program included the collection of soil and freshwater samples, vegetation and habitat studies, and the recording of wildlife and bird activity across the project area, focused on the proposed well locations as well as the coastal landing site.

The 2026 surveys build on the extensive environmental work already completed at Jameson Land and provide additional baseline data to support the ongoing Environmental Impact Assessment (EIA) and permitting process. The field program was conducted by experienced environmental consultants, supported by Greenland-focused geoscientists and local hunters employed as wildlife safety guards. Crews operated daily from Nerlerit Inaat (Constable Point) in accordance with environmental requirements and conditions established by the Greenlandic authorities.

“There is no shortcut through Greenland’s regulatory process, and we are going to continue the process one day and one step at a time,” said Larry G. Swets, Jr, Executive Chairman of Greenland Energy. “The work our teams completed in Jameson Land is exactly what the process requires: careful, government-approved environmental science, done with local people, before any drilling decision is made. We will continue to share our plans with the authorities and with the community.”

About Greenland Energy Company

Greenland Energy Company is an exploration stage oil and gas company focused on responsibly exploring and seeking to develop Greenland’s hydrocarbon resources, with an emphasis on the Jameson Land Basin in East Greenland. The Company’s primary mission is to unlock the frontier hydrocarbon potential of the Jameson Land Basin, an approximately 2 million acre onshore licensed area, through the application of modern exploration technologies. The Company is advancing preparations for future exploration activity in the region. For more information, please visit www.GreenlandEnergyCo.com

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based on current expectations, estimates, assumptions and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to those described under “Risk Factors” in our Registration Statement on Form S-1, as amended, and in our other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws. You should not place undue reliance on any forward-looking statements.

Contact:
contact@greenlandenergyco.com

SOURCE: Greenland Energy Company